UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

1.   2009 Salaries of Named Executive Officers and Cash Incentive Payments/Bonuses for 2008

On February 18, 2009, the Board of Directors (the “Board”) of ARYx Therapeutics, Inc. (“ARYx”) approved 2009 annual base salaries, effective January 1, 2009, for ARYx’s “named executive officers” (as determined under applicable securities laws) in the respective amounts recommended by the Compensation Committee of the Board (the “Compensation Committee”) and as set forth on Exhibit 10.20 to this Current Report on Form 8-K. Based on the recommendation of the Compensation Committee, the Board elected not to award cash incentive payments or bonuses to named executive officers for performance in the year ended December 31, 2008.

2.   2009 Cash Bonus Plan and Payment Targets for Named Executive Officers

On February 18, 2009, the Board established a Cash Bonus Plan  for 2009 (the “Plan”) that will apply in determining cash incentive payments, if any, to all employees, including named executive officers, for performance in 2009.  Payments under the Plan will be made at the discretion of the Compensation Committee, provided that no payments shall be made until ARYx has completed a corporate partnering transaction for one of its product candidates. The Board established the cash incentive payments to be paid under the Plan at target amounts expressed as a percentage of the 2009 annual base salary for each named executive officer. The target percentage under the Plan established for each named executive officer is as set forth on Exhibit 10.20 to this Current Report on Form 8-K.  In the event that ARYx completes one or more corporate partnering transactions, the Compensation Committee will determine the amount of any bonus payment by evaluating the terms of the corporate partnering transaction, and the named executive officers performance in such transaction.

3.   Stock Option Awards to Named Executive Officers

On February 18, 2009, the Compensation Committee approved the award of stock options to purchase an aggregate of 550,000 shares of ARYx’s common stock under its 2007 Equity Incentive Plan to the named executive officers and in the amounts, as set forth below:

Name	Title	Number of Stock Options
Paul Goddard, Ph.D.	Chief Executive Officer	200,000
Peter G. Milner, M.D.	President, Research and Development	90,000
John Varian	Chief Operating Officer and Chief Financial Officer	100,000
Pascal Druzgala, Ph.D.	Vice President and Chief Scientific Officer	60,000
Daniel Canafax, Pharm.D.	Vice President and Chief Development Officer	40,000
David Nagler	Vice President, Corporate Affairs and Secretary	60,000

All of the above awards have an exercise price of $2.70 per share, which represents the closing price of ARYx’s common stock quoted on the NASDAQ Global Market on February 18, 2009, the date of grant, and the resulting fair market value of the common stock as determined by the Compensation Committee on such date. The shares subject to these awards, other than the award to Dr. Goddard, shall vest as follows: 25% of the shares subject to the award shall vest on the one-year anniversary of the date of grant, with the remaining shares vesting equally over the ensuring 36 months. The shares subject to the award to Dr. Goddard shall vest at the rate of 4,168 shares per month, measured from the date of grant, for so long as Dr. Goddard remains employed as ARYx’s chief executive officer and until all the shares subject to the award are vested; provided however, that to the extent Dr. Goddard ceases to serve as ARYx’s chief executive officer but continues to serve as chairman of the Board, the shares subject to the award shall vest, commencing from the date of Dr. Goddard’s resignation or removal as chief executive officer, at a reduced rate of 2,084 shares per month for so long as Dr. Goddard continues to serve as chairman of the Board (such vesting to be in lieu of the aforementioned vesting schedule for the award) and until all the shares subject to the award are vested.

The remaining terms and conditions of the above awards are set forth in the forms of Option Grant Notice and Option Agreement previously filed as Exhibit 10.6 to ARYx’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007, and are qualified in their entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.20*	Compensation Information for Named Executive Officers.

*    Management contract or compensatory plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 23, 2009

ARYX THERAPEUTICS, INC.

	By:	/S/ DAVID NAGLER
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.20*	Compensation Information for Named Executive Officers.

*    Management contract or compensatory plan